EXHIBIT 2.1   AGREEMENT AND PLAN OF REORGANIZATION



                    AGREEMENT AND PLAN OF REORGANIZATION


This Agreement and Plan of Reorganization (hereinafter the "Agreement") is entered into effect as of this 1st day of March 2002, by and among KleenAir Systems, Inc., a Nevada corporation (hereinafter "KAIR"), and Carbon Cloth Technologies, Inc., a California corporation (hereinafter "CCT"), and the owners of all the outstanding shares of common stock of CCT (hereinafter "CCT Stockholders").


                           RECITALS:

WHEREAS, subject to approval of the Boards of Directors of CCT and KAIR, KAIR desires to acquire all the shares of CCT from the CCT Stockholders which comprises six million (6,000,000) shares (the "CCT Common Stock") in exchange for eight hundred thirty-three thousand two hundred fifty (833,250) shares. KAIR desires to acquire the CCT Common Stock solely in exchange for voting common stock of KAIR, making CCT a wholly-owned subsidiary of KAIR in a tax free reorganization; and

WHEREAS, the Board of Directors of CCT and the CCT Stockholders (as set forth on the attached Exhibit "A") desire to acquire all of the issued and outstanding voting common stock of KAIR in exchange for the CCT Common Stock, as more fully set forth herein.

NOW, THEREFORE, for the mutual consideration set out herein and other good and valuable consideration, the legal sufficiency of which is hereby acknowledged, the parties agree as follows:


                           AGREEMENT

1. Plan of Reorganization.

   (a) It is hereby agreed that all of the CCT Common Stock shall be acquired by KAIR in exchange solely for eight hundred thirty-three thousand two hundred fifty (833,250) shares of KAIR common voting stock (the "KAIR Shares"). It is the intention of the parties hereto that all of the issued and outstanding shares of capital stock of CCT shall be acquired by KAIR in exchange solely for KAIR shares and that this entire transaction qualify as a corporate reorganization under Section 368(a)(1)(B) and/or Section 351 of the Internal Revenue Code of 1986, as amended, and related or other applicable sections thereunder.

   (b) It is further agreed that KAIR will if necessary under California corporate law (i) form under the laws of the State of California a wholly owned subsidiary to be named KAIR Acquisition Corp. ("KAC"); (ii) if necessary under (i), will make available to KAC or if not necessary under
(i) issue directly eight hundred thirty-three thousand two hundred fifty (833,250) shares of KAIR common stock for purposes of the exchange herein contemplated; and (iii) undertake the preparation and filing of a registration statement under the Securities Act of 1933, as amended, as required and if necessary to distribute the shares of KAIR to each shareholder of CCT (the "Registration Statement"); it being understood and agreed hereby that should a registration statement be required, (i) KAIR shall, as soon as practical after closing, prepare and file the Registration Statement and (ii) the KAIR Shares shall be issued in trust to be held and voted but not distributed to the CCT Shareholder until the date of effectiveness of the registration statement.


2. Exchange of Shares. KAIR and CCT Stockholders agree that on the Closing Date or at the Closing as hereinafter defined, the CCT Common Stock shall be delivered to John Holt Smith at Closing to KAIR in exchange for the KAIR Shares, as follows:

   (a) At Closing KAIR shall, subject to the conditions set forth herein, issue an aggregate of eight hundred thirty-three thousand two hundred fifty (833,250) shares of KAIR common stock for delivery to the CCT Stockholders upon effectiveness of the Registration Statement on the basis of one (1) KAIR Share for each six (6) outstanding shares of CCT Common Stock pro rata to those persons on Exhibit A attached hereto.

   (b)   Subject to Board approval of CCT;

   (c) Unless otherwise agreed by KAIR and CCT, this transaction shall close only in the event KAIR is able to acquire all of the outstanding CCT Common Stock in exchange for the KAIR Shares.


3. Pre-Closing Events. The Closing is subject to the completion of the following:

   (a) KAIR shall have authorized issuance of and delivered to KAC if necessary under 1(b)(i) in trust for delivery to the CCT Shareholders eight hundred thirty-three thousand two hundred fifty (833,250) shares of its $.01 par value common stock, subject to Rule 144.

   (b) KAIR shall have effectuated the delivery to KAC, if necessary under 1(b)(i) herein above of the KAIR Shares at or prior to Closing, and shall have no more than sixteen million (16,000,000) shares of its common stock issued and outstanding and no other shares of capital stock issued or outstanding.

   (c)   KAIR shall demonstrate to the reasonable satisfaction of CCT that
(i) it has no material assets and no liabilities, contingent or fixed other than as disclosed in its 10-KSB for the period ending December 31, 2001 (ii) it is current and in compliance with all required filings under the Securities Exchange Act of 1934, as amended and (iii) it will undertake and cooperate fully in the preparation and filing of any requisite Registration Statement for the issuance and delivery of the KAIR Shares to the CCT Shareholders.


4. Exchange of Securities. As of the Closing Date, each of the following shall occur:

   (a) Each six (6) share of CCT Common Stock issued and outstanding immediately prior to the Closing Date shall be exchanged for one (1) KAIR Share (up to an aggregate amount of 1,000,000 KAIR shares to be delivered at Closing of which one hundred forty-six thousand seven hundred fifty (146,750) shares shall be held in trust as set forth in the Employment Agreement with Mr. Robert M. Gooliak). All such outstanding shares of CCT Common Stock shall be deemed, after delivery to the Closing, to be owned by KAIR. The holders of such certificates previously evidencing shares of CCT Common Stock outstanding immediately prior to the Closing Date shall cease to have any rights with respect to such shares of CCT Common Stock except as otherwise provided herein or by law;

   (b) Any shares of CCT Common Stock held in the treasury of CCT immediately prior to the Closing Date shall automatically be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto;


5. Other Events Occurring at Closing. At Closing, the following shall be accomplished:

   (a) The resignation of the existing CCT officers and directors and appointment of three (3) new officers as directed by KAIR and after due diligence review of such persons by KAIR.

   (b) KAIR shall have undertaken and cooperated in the preparation and filing of Registration Statement, under the Securities Act of 1933, as amended, of the KAIR Shares. The KAIR Shares Registration Statement shall have been completed in compliance with all applicable state and federal securities laws. Persons who have loaned money to CCT, up to one hundred fifty thousand dollars ($150,000), shall be given the opportunity to convert the principal of said loans to the purchase of shares of KAIR in a limited offering prior to Closing upon the same terms as other investors in the limited offering.


6. Delivery of Shares. On or as soon as practicable after the Closing Date, officers and directors of CCT will use their best efforts to cause the CCT Stockholders to surrender certificates for cancellation representing their shares of CCT Common Stock, against delivery of certificates representing the KAIR Shares for which the shares of CCT Common Stock are to be exchanged at Closing, upon effectiveness of the Registration Statement.


7. Representations of CCT Stockholders. Each CCT Stockholder hereby represents and warrants each only as to its own CCT Common Stock, effective this date and the Closing Date as follows:

   (a) Except as may be set forth in Exhibit A, the CCT Common Stock is free from claims, liens or other encumbrances, and at the Closing Date said CCT Stockholder will have good title and the unqualified right to transfer and dispose of such CCT Common Stock.

   (b) Each CCT Stockholder, respectively, is the sole owner of the issued and outstanding CCT Common Stock as set forth in Exhibit A;

   (c) No CCT Stockholder has the present intent to sell or dispose of the KAIR Shares and no CCT Stockholder is under a binding obligation, formal commitment, or existing plan to sell or otherwise dispose of the KAIR Shares.


8. Representations of CCT. CCT hereby represents and warrants as follows, which warranties and representations shall also be true as of the Closing
Date:

   (a) Except as noted on Exhibit A, the CCT Stockholders listed on the attached Exhibit A are the sole owners of record and beneficially of the issued and outstanding common stock of CCT, and of such persons those holding on aggregate percentage greater than sixty-six and two-thirds percent (66 2/3%) have consented to the transaction herein described.

   (b) CCT has no outstanding or authorized capital stock, warrants, options or convertible securities other than as described in the CCT Financial Statements or in Exhibit A, attached hereto.

   (c) The unaudited financial statements as of and for the periods ended February 28, 2002, and for fiscal year ending September 30 for years 1999 and 2000 which have been delivered to KAIR (hereinafter referred to as the "CCT Financial Statements") and are attached hereto as Schedule 1 are complete and accurate and fairly present the financial condition of CCT as of the date thereof and the results of its operations for the period covered. There are no material liabilities or obligations, either fixed or contingent, not disclosed in the CCT Financial Statements or in any exhibit thereto or notes thereto other than contacts or obligations in the ordinary course of business; and no such contracts or obligations in the ordinary course of business constitute liens or other liabilities which materially alter the financial condition of CCT as reflected in the CCT Financial Statements. CCT has good title to all assets shown on the CCT Financial Statements subject only to dispositions and other transactions in the ordinary course of business, the disclosures set forth therein and liens and encumbrances of record. The CCT Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied (except as may be indicated therein or in the notes thereto) and fairly present the financial position of CCT as of the date thereof and the results of its operations and changes in financial position for the periods then ended.

   (d) Since the date of the CCT Financial Statements, there have not been any material adverse changes in the financial position of CCT except changes arising in the ordinary course of business, which changes will in no event materially and adversely affect the financial position of CCT.

   (e) CCT is not a party to any material pending litigation or, to its best knowledge, any governmental investigation or proceeding, not reflected in the CCT Financial Statements, and to its best knowledge, no material litigation, claims, assessments, or any governmental proceedings are threatened against CCT, except as set forth on Schedule 8(e) attached hereto.

   (f) CCT is in good standing in its jurisdiction of incorporation, and is in good standing and duly qualified to do business in each jurisdiction where required to be so qualified except where the failure to so qualify would have no material negative impact on CCT.

   (g) CCT has (or, by the Closing Date, will have filed) all material tax, governmental and/or related forms and reports (or extensions thereof) due or required opt be filed and has (or will have) paid or made adequate provisions for all taxes or assessments which have become due as of the Closing Date.

   (h) CCT has not materially breached any material agreement to which it is a party. CCT has previously given KAIR copies or access thereto of all material contracts, commitments and/or agreements to which CCT is a party, including all relationships or dealings with related parties or affiliates.

   (i) CCT has the Know-how and capability of manufacturing and subcontracting for its products, including those described on Exhibit B attached hereto.

   (j) CCT has made all material corporate financial records, minute books and other corporate documents and records available for review to present management of KAIR prior to the Closing Date, during reasonable business hours and on reasonable notice, all as set forth as Schedule 2 attached hereto.

   (k) The execution of this Agreement does not materially violate or breach any material agreement or contract to which CCT is a party and has been duly authorized by all appropriate and necessary corporate action under California or other applicable law and CCT, to the extent required has obtained all necessary approvals or consents required by any agreement to which CCT is a part.

   (l) All disclosure information regarding CCT which is to be set forth in disclosure documents to KAIR or otherwise delivered to KAIR by CCT for use in connection with the transaction (the "Acquisition") described herein is true, complete and accurate in all material respects.


9. Representations of KAIR. KAIR hereby represents and warrants as follows, each of which representations and warranties shall continue to be true as of the Closing Date:

   (a) As of the Closing Date, the KAIR Shares, to be issued and delivered to the CCT Stockholders hereunder will, when so issued and delivered, constitute, duly authorized, validly and legally issued shares of KAIR common stock, fully paid and non assessable.

   (b) KAIR has the corporate power to enter into this Agreement and to perform its respective obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the board of directors of KAIR. The execution and performance of this Agreement will not constitute a material breach of any agreement, indenture, mortgage, license or other instrument or document to which KAIR is a party and will not violate any judgment, decree, order, writ, rule, statute, or regulation applicable to KAIR or its properties.
The execution and performance of this Agreement will not violate or conflict with any provision of the Articles of Incorporation or bylaws of KAIR.

   (c) KAIR has delivered to CCT a true and complete copy of its audited financial statements for the years ended December 31, 2000 and December 31, 2001, and prior to Closing will deliver unaudited financial statements for the three months ended March 31, 2002 (the "KAIR Financial Statements").
The KAIR Financial Statements are complete, accurate and fairly present the financial condition of KAIR as of the dates thereof and the results of its operations for the periods then ended. There are no material liabilities or obligations either fixed or contingent not reflected therein. The KAIR Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of KAIR as of the date thereof and the results of its operations and changes in financial position for the periods then ended.

   (d) Since December 31, 2001, there have not been any material adverse changes in the financial condition of KAIR except with regard to disbursements to pay reasonable and ordinary expenses in connection with maintaining its corporate status and pursuing the matters contemplated in this Agreement.

   (e) KAIR is not a part to or the subject of any pending litigation, claims or governmental investigation or proceeding not reflected in the KAIR Financial Statements or otherwise disclosed herein, and there are no lawsuits, claims, assessments, investigations or similar matters, threatened or contemplated against or affecting KAIR, its management or its properties.

   (f) KAIR is duly organized, validly existing and in good standing under the laws of the State of Nevada; has the corporate power to own its property and to carry on its business as now being conducted and is duly qualified to do business in any jurisdiction where so required except where the failure to so qualify would have no material negative impact on it.

   (g) KAIR has field all federal, state, county and local income, excise, property and other tax, governmental and/or related returns, forms, or reports, which re due or required to be filed by it prior to the date hereof, except where the failure to do so would have no material adverse impact on KAIR, and has paid or made adequate provision in the KAIR Financial Statements for the payment of all taxes, fees, or assessments which have or may become due pursuant to such returns or pursuant to any assessments received. KAIR is not delinquent or obligated for any tax penalty, interest, delinquency or charge.

   (h) Other than approximately 300,000 warrants previously subscribed to, there are no exiting options, calls, warrants, preemptive rights or commitments of any character relating to the issued or unissued capital stock or other securities of KAIR, except as contemplated in this Agreement.

   (i) KAIR has not breached, nor is there any pending, or to the knowledge of management, any threatened claim that KAIR has breached, any of the terms or conditions of any agreements, contract or commitments to which it is a party or by which it or its assets are bound. The execution and performance hereof will not violate any provisions of applicable law or any agreement to which KAIR is subject. KAIR hereby represents that it has no business operations or material assets and it is not a party to any material contract or commitment other than appointment documents with its transfer agent, and that it has disclosed CCT all relationships or dealings with related parties or affiliates.

   (j) All information regarding KAIR which has been provided to CCT or otherwise disclosed in connection with the transactions contemplated herein is true, complete and accurate in all material respects. KAIR specifically disclaims any responsibility regarding disclosures as to CCT, its business or its financial condition.


10. Closing. The initial Closing of the transactions contemplated herein shall take place on such date (the "Closing") as mutually determined by the parties hereto when all conditions precedent have been met and all required documents have been delivered, which Closing shall be no later than April
18, 2002, unless extended by mutual consent of all parties hereto.    The
"Closing Date" of the transactions descried herein (the "Acquisition"), shall be that date on which the KAIR Shares are delivered to CCT and all conditions set forth herein other than the effectiveness of the Registration Statement and the Exchange have been met and the KAIR Shares are issued in exchange for the CCT Common Stock.


11. Conditions Precedent to the Obligations of CCT and KAIR. All obligations of CCT under this Agreement are subject to the fulfillment, prior to or as of the Closing and/or the Closing Date, as indicated below, of each of the following conditions:

   (a) The representations and warranties by or on behalf of KAIR contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of the Closing and Closing Date as though such representations and warranties were made at and as of such time.

   (b) On or before the Closing, the board of directors of KAIR shall have approved in accordance with applicable state corporation law, the execution and delivery of this Agreement and the consummation of the transactions contemplated herein.

   (c) On or before the Closing Date, KAIR shall have delivered to CCT certified copies of resolutions of the board of directors of KAIR approving and authorizing the execution, delivery and performance of this Agreement and authorizing all of the necessary and proper action to enable KAIR to comply with the terms of this Agreement.

   (d) At Closing, the existing officers and directors of CCT shall have resigned in writing from all positions as officers and directors of CCT effective upon the election and appointment of KAIR nominees.

   (e) The shares of restricted KAIR capital stock to be issued to CCT Stockholders and in the KAIR Financing at Closing will be validly issued, non assessable and fully paid under Nevada corporation law and will be issued in compliance with all federal, state and applicable corporation and securities laws.

   (f) CCT shall have received all necessary and required approvals and consents from required parties.


12. Conditions Precedent to the Obligations of KAIR. All obligations under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

   (a) The representations and warranties by CCT and CCT Stockholders contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of the Closing as though such representations and warranties were made at and as of such time.

   (b) CCT shall have performed and complied with, in all material respects, all covenants, agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing;

   (c) CCT shall deliver an opinion of its legal counsel to the effect that:

         (i) CCT is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly qualified to do business in any jurisdiction where so required except where the failure to so qualify would have no material adverse impact on CCT.

        (ii) This Agreement has been duly authorized, executed and delivered by CCT.

       (iii) The documents executed and delivered by CCT and CCT Stockholders to KAIR hereunder are valid and binding in accordance with their terms and vest in KAIR all right, title and interest in and to the CCT Common Stock, which stock is duly and validly issued, fully paid and non assessable.


13. Indemnification. For a period of one year from the Closing, KAIR agrees to indemnify and hold harmless CCT, and CCT agrees to indemnify and hold harmless KAIR, at all times after the date of this Agreement against and in respect of any liability, damage or deficiency, all actions, suits, proceedings, demands, assessments, judgments, costs and expenses, including attorneys' fees incident to any of the foregoing, resulting from any material misrepresentations made by an indemnifying party to an indemnified party, an indemnifying party's breach of covenant or warranty or an indemnifying party's nonfulfillment of any agreement hereunder or from any material misrepresentation in or omission from any certificate furnished or to be furnished hereunder.


14. Nature and Survival of Representations. All representations, warranties and covenants made by any party in this Agreement shall survive the Closing and the consummation of the transactions contemplated hereby for one year from the Closing. All of the parties hereto are executing and carrying out the provisions of this Agreement in reliance solely on the representations, warranties and covenants and agreements contained in this Agreement and not upon any investigation upon which it might have made or any representation, warranty, agreement, promise or information, written or oral, made by the other party or any other person other than as specifically set forth therein.


15. Documents at Closing. At the Closing, the following documents shall be delivered:

   (a) CCT will deliver, or will cause to be delivered, to KAIR the following:

        (i) A certificate executed by the President and Secretary of CCT to the effect that all representations and warranties made by CCT under this Agreement are true and correct as of the Closing, the same as though originally given to KAIR on said date.

       (ii) A certificate from the state of California dated at or about the Closing to the effect that CCT is in good standing under the laws of said jurisdiction.

      (iii) Such other instruments, documents and certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement.

       (iv) Certified copies of resolutions adopted by the directors of CCT authorizing this transaction.

        (v) All other items, the delivery of which is a condition precedent to the obligations of KAIR as set forth herein.

       (vi)    The legal opinion required by Section 12(c) hereof.

   (b)   KAIR will deliver or cause to be delivered to CCT:

        (i) Stock certificates representing the KAIR Shares to be issued as a part of the stock exchange as described herein.

       (ii) Certified copies of resolutions adopted by KAIR's board of directors authorizing the Acquisition and all related matters described herein;

      (iii) Certificate from the jurisdiction of incorporation of KAIR dated at or about the Closing Date that KAIR is in good standing under the laws of said state.

       (iv) Such other instruments and documents as are required to be delivered pursuant to the provisions of this Agreement.

        (v) All other items, the delivery of which is a condition precedent to the obligations of CCT, as set forth in Section 12 hereof.


16. Finder's Fees. KAIR represents and warrants to CCT, and CCT represents and warrants to KAIR that neither of them, nor any party acting on their behalf, has incurred any liabilities, either express or implied, to any "broker" or "finder" or similar person in connection with this Agreement or any of the transactions contemplated hereby other than the arrangements described elsewhere herein. In this regard, KAIR, on the one hand, and CCT, on the other hand, will indemnify and hold the other harmless from any claim, loss, cost or expense whatsoever, including reasonable fees and disbursements of counsel, from or relating to any such express or implied liability other than as disclosed herein.


17.   Miscellaneous.

   (a) Further Assurances. At any time, and from time to time, after the Closing Date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

   (b) Waiver. Any failure on the part of any party hereto to comply with any of its obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

   (c) Termination. All obligations hereunder may be terminated at the discretion of either party's board of directors if (i) the closing conditions specified Sections 12 and 13 are not met by April 30, 2002, unless extended in writing, or (ii) any of the representations and warranties made herein have been materially breached.

   (d) Amendment. This Agreement may be amended only in writing as agreed to by all parties hereto.

   (e) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered or sent by prepaid first-class registered or certified mail, return receipt requested.

   (f) Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

   (g) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

   (h) Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Nevada.

   (i) Binding Effect. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.

   (j) Entire Agreement. This Agreement and the attached Exhibits constitute the entire agreement of the patties covering everything agreed upon or understood in the transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof.

   (k)   Time.  Time is of the essence.

   (l) Severability. If any part of this Agreement is deemed to be unenforceable the balance of the Agreement shall remain in full force and effect.

   (m) Responsibility and Costs. All fees, expenses and out-of-pocket costs and expenses, including, without limitation, fees and disbursements of counsel, advisors and accountants, incurred by the parties hereto shall be borne solely and entirely by the party that has incurred such costs and expenses regardless of whether the transactions contemplated herein are completed.


IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.


                                         KLEENAIR SYSTEMS, INC.


                                     By: /s/ LIONEL SIMONS
                                         Lionel Simons
                                         President




                                         CARBON CLOTH TECHNOLOGIES, INC.


                                    By:  /s/ ROBERT M. GOOLIAK
                                         Robert M. Gooliak
                                         President






                                SHAREHOLDERS

                                (signatures)



_______________________________________________
Robert Gooliak: 2,001,000 Shares



_______________________________________________
Nick and Jennifer Hale: 122,500 Shares



_______________________________________________
April MacIntyre: 100,000 Shares



_______________________________________________
Christopher MacIntyre: 100,000 Shares



_______________________________________________
Bill Pennucci: 60,000 Shares



_______________________________________________
Jeff Peterson: 300,000 Shares



_______________________________________________
Paul Ray: 58,000 Shares



_______________________________________________
The Satisfaction Trust: 1,000,000 Shares



_______________________________________________
Padma Sahgal Living Trust: 200,004 Shares



_______________________________________________
James R. Hiller: 212,500 Shares





                                 Exhibit A
                             SHAREHOLDERS LIST



                                 Exhibit B
                         Description of "Know-How"



                                 Schedule 1
                          CCT Financial Statements



                                 Schedule 2
          List of Books and Records Made Available for Inspection



                               Schedule 8(e)
                 Material Litigation, Claims, Assessments,
                      Or Any Governmental Proceedings



                               Schedule 8(i)